EXHIBIT 1
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                   AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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   Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


   Date: February 1, 1994


                  AMERICAN CAPITAL MANAGEMENT & RESEARCH, INC.



                  By: /s/ J. David Wise
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                        Name:   J. David Wise
                        Title:    Authorized Signatory



                  AMERICAN CAPITAL ASSET MANAGEMENT, INC.


                  By: /s/ J. David Wise
                     ------------------------------------------
                        Name:   J. David Wise
                        Title:    Authorized Signatory



                  AC HIGH YIELD INVESTMENTS, INC.



                  By: /s/ J. David Wise
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                        Name:   J. David Wise
                        Title:    Authorized Signatory























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                  ASSOCIATED MADISON COMPANIES, INC.



                  By: /s/ Charles J.Gallo, Jr.
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                     Name:  Charles J. Gallo, Jr.
                     Title:    Vice President and Controller



                  THE TRAVELERS INC.



                  By: /s/ Mary Barnes Jenkins
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                     Name:  Mary Barnes Jenkins
                     Title:   Assistant Secretary